Exhibit 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THATREGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF SINO GREEN LAND CORPORATION

Warrant No. W-09-__	Original Issue Date: August 3, 2009

     Sino Green Land Corporation, a Nevada corporation (the “Company”), hereby certifies that, for value received, [_____________] or its registered successors, transferees or assigns (the “Holder”), is entitled to subscribe for and purchase from the Company during the period beginning on the date hereof until the Expiration Date (as hereinafter defined), up to ____________________(__________) shares (subject to adjustment as hereinafter provided) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at a per share exercise price equal to the Exercise Price (as hereinafter defined) then in effect, subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

     This warrant (this “Warrant”) is being issued pursuant to a Common Stock and Warrant Purchase Agreement, dated as of August 3, 2009, among the Company and the Holder (the “Purchase Agreement”). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Purchase Agreement.

     1. Warrant Shares. At any time and from time to time, during the period beginning on the date hereof until the two year anniversary of the date hereof (the “Expiration Date”), the Holder shall be entitled to purchase up to [_______] shares of Common Stock at an exercise price of $[0.11/0.15] per share (subject to adjustment as hereinafter provided) (the “Exercise Price”). The shares of Common Stock deliverable upon such exercise are hereinafter sometimes referred to as the “Warrant Shares”.

     2. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     3. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

     4. Exercise and Delivery of Warrant Shares.

          (a) The Holder may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the Exercise Form attached hereto as Exhibit A completed and duly executed)at the principal office of the Company, and by the payment to the Company of an amount of consideration therefore equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares with respect to which this Warrant is then being exercised, payable in cash or by wire transfer to an account designated by the Company. The Company shall issue and deliver to the Holder a certificate for the Warrant Shares issuable upon such exercise within a reasonable time thereafter.

          (b) The Company shall, upon request of the Holder (provided that a registration statement covering the resale of the Warrant Shares is then in effect), issue and deliver such certificate to the Depository Trust Company (“DTC”) account on the Holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”), and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Shares so purchased as of the date of such exercise. Notwithstanding the foregoing to the contrary, the Company or its transfer agent shall only be obligated to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such exercise is in connection with a sale and the Company and its transfer agent are participating in DTC through the DWAC system. The Holder shall deliver this original Warrant, or an indemnification undertaking with respect to such Warrant in the case of its loss, theft or destruction, at such time that this Warrant is fully exercised. With respect to partial exercises of this Warrant, the Company shall keep written records for the Holder of the number of shares of Warrant Shares exercised as of each date of exercise.

     5. Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     6. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

     7. Reservation of Warrant Shares. The Company covenants that during the term that this Warrant is exercisable, the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved securities, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant (taking into account the adjustments and restrictions set forth herein). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be validly issued, fully paid and nonassessable.

     8. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 8.

          (a) Stock Dividends and Splits. If, at any time while this Warrant is outstanding, (i) a stock dividend is paid on the Common Stock or distribution is otherwise made on any class of capital stock that is payable in Common Stock, (ii) there is a subdivision of the outstanding shares of Common Stock into a larger number of shares, or (iii) there is a combination of outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

          (b) Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction (as hereinafter defined), then, and as a condition to each such Fundamental Transaction, proper and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Fundamental Transaction, to the extent this Warrant is not exercised prior to such Fundamental Transaction, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Fundamental Transaction in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Fundamental Transaction the same amount and kind of securities, cash or property to which the Holder would have been entitled upon the consummation of such Fundamental Transaction if the Holder had exercised the rights represented by this Warrant immediately prior thereto (the “Alternate Consideration”).

          A “Fundamental Transaction” shall occur in the event that the Company shall do any of the following after the date hereof: (a) consolidate or merge with or into any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger (except pursuant to a migratory merger for purposes of reincorporation to another jurisdiction), or (b) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock of the Company shall be changed into or exchanged for securities of any other Person or cash or any other property, or (c) transfer all or substantially all of its properties or assets to any other Person, or (d) effect a capital reorganization or reclassification of its capital stock.

          (c) Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.

          (d) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 8, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

          (e) Notice of Corporate Events. Upon the (i) declaration of a dividend or any other distribution of cash, securities or other property in respect of the Securities, (ii) authorization or approval of any agreement contemplating or soliciting stockholder approval for any Fundamental Transaction or (iii) authorization of a voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold common stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

     9. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that upon the Holder providing the Company with sixty-one (61) days notice (pursuant to Section 11 hereof) (the “Waiver Notice”) that the Holder would like to waive this Section 9 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 9 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that during the sixty-one (61) day period prior to the Expiration Date, the Holder may waive this Section 9 by providing a Waiver Notice at any time during such sixty-one (61) day period.

     10. No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant but in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

     11. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile (or other electronic transmission) at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Sino Green Land Corporation
6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District
Guangzhou, China 511400
Attention: Anson Yiu Ming Fong
Facsimile: +86-20-8489-0227

If to the Holder, to:	[_________]

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     12. Holder Not Deemed Stockholder. The Holder of this Warrant shall not, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant in accordance with the provisions hereof.

     13. Restrictive Legend. Each Warrant Share, when issued, shall include a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE BEING OFFERED PURSUANT TO REGULATION S (“REGULATION S”) PROMULGATED UNDER THE SECURITIES ACT. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (A) REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, (B) THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED OR (C) SOLD OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.

14. Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

          (b) This Warrant shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Warrant shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

          (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

SINO GREEN LAND CORPORATION

By: __________________________
Name: Anson Yiu Ming Fong
Title: Chairman

Exhibit A

EXERCISE NOTICE

SINO GREEN LAND CORPORATION

WARRANT DATED AUGUST 3, 2009

The undersigned Holder hereby irrevocably elects to purchase _____________shares of common stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1)	The undersigned Holder hereby exercises its right to purchase _________________Warrant Shares pursuant to the Warrant.

(2)	The holder shall pay the sum of $____________to the Company in accordance with the terms of the Warrant.

(3)	Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________Warrant Shares in accordance with the terms of the Warrant.

(4)	The undersigned makes the representations set forth on Appendix A attached to this Exercise Notice.

(5)

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 10 of the Warrant to which this notice relates.

Dated: _____________________,	Name of Holder:

(Print)

By:
Name:
Title:

(Signature must conform in all respects to
name of holder as specified on the face of the
Warrant)

Annex A

THIS REPRESENTATION LETTER MUST BE COMPLETED, SIGNED AND RETURNED TO COMPANY ALONG WITH THE PURCHASE FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT WILL BE ISSUED.

Date: _____________

Sino Green Land Corporation
6F No. 947 Qiao Xing Road
Shi Qiao Town Pan Yu District
Guangzhou, China 511400
Attention: Anson Yiu Ming Fong

     The undersigned, _______________(“Purchaser”), intends to acquire _______shares of common stock, par value $0.001 per share (the “Shares”) of Sino Green Land Corporation (the “Company”) from the Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser dated August 3, 2009. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Act”) and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

     1. The Purchaser (a) either individually, or together with a purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares; (b) is acquiring the Shares in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other persons regarding the public sale or distribution of any Shares; (c) will not, directly or indirectly, except in compliance with the Act, the rules and regulations promulgated thereunder and such other securities or blue sky laws as may be applicable, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or engage in any Short Sale (as defined below); and (d) has, in connection with its decision to purchase the Shares, relied solely upon its own independent investigation of the Company and the representations and warranties of the Company contained herein.

     2. The Purchaser is acquiring the Shares in an offshore transaction in accordance with Rule 903 of Regulation S promulgated under the Act (“Regulation S”) and the Purchaser is not a “U.S. Person” as that term is defined under Rule 902(o)(1) of Regulation S. Without limiting the foregoing, the Purchaser acknowledges that no offer to the Purchaser to purchase the Shares has been made to the Purchaser in the United States and at the times of the offer to the Purchaser to purchase the Shares and of the execution of this Agreement, the Purchaser was domiciled and resided outside of the United States.

     3. Neither the Purchaser, nor any person acting on its behalf or any behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Shares, including but not limited to effecting any sale or short sale of the Company’s securities through the Purchaser or any of its affiliates prior to the expiration of any restricted period contained in Regulation S (any such activity being defined herein as a “Directed Selling Effort”).

     4. The Purchaser agrees that all offers and sales of the Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Act.

     5. The Purchaser and its representatives have not conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and will not engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S. In addition, the Purchaser is purchasing the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Act and the Purchaser does not have a present arrangement to effect any distribution of the Shares to or through any person or entity.

     6. The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Act, the rules and regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

     7. The Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Shares has been and continues to be volatile, that no representation is being made as to the future value of the Common Stock and that the Purchaser has carefully read and considered the matters set forth in public filings made by the Company with the Securities and Exchange Commission (“SEC”). The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares. The Purchaser has had a reasonable opportunity review the Company’s public filings with the SEC, to ask questions of the Company and its representatives; and the Company has answered all inquiries that the Purchaser or the Purchaser’s representatives have put to it, and all such inquiries have been answered to the full satisfaction of the Purchaser.

     8. The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, pursuant to Rule 144, pursuant to Rule 144 (if customary documentation is provided satisfactory to legal counsel to the Company), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Act.

     9. The Purchaser is not aware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Shares and is not subscribing for Shares and did not become aware of the offering of the Shares hereunder through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

     The Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser’s resale of the Shares with Purchaser’s counsel.

By: _____________________
Name: ___________________
Title: ____________________